UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2011

Global Growth Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-156479	26-3859644

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

CNL Macquarie Global Growth Trust, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation

CNL Macquarie Global Growth Trust, Inc. (the “Company,” “we,” “us” or “our”) changed its name to Global Growth Trust, Inc. by amendment to our Company’s charter filed with the Maryland Department of Assessments and Taxation, effective June 30, 2011. The amendment to the charter was approved by the Company’s board of directors and a stockholder vote was not required pursuant to the provisions of the Company’s charter. A copy of the amendment to the Company’s charter is included as Exhibit 3.1 to this report.

Item 8.01	Other Events

Our Company was organized by its original co-sponsors, CNL Financial Group, LLC (“CNL”) and Macquarie Infrastructure and Real Assets Inc. (formerly known as Macquarie Capital Funds Inc.) (“MIRA”). In addition, affiliates of CNL and Macquarie Real Estate Advisory Services LLC, a wholly-owned subsidiary of MIRA (“MREAS”), held the equity interests in our advisor, CNL Macquarie Global Growth Advisors, LLC, and in our property manager, CNL Macquarie Global Growth Managers, LLC.

Earlier in 2011, CNL and MIRA collectively began exploring how to achieve certain administrative and organizational efficiencies in the oversight responsibilities of our Company. They concluded that efficiencies could be attained through CNL’s single sponsorship and administration of our Company, as well as CNL’s and its affiliates continuing to focus on domestic investments for us, while MIRA and its affiliates continue to focus their energies on assisting us in indentifying, acquiring and operating international investments. In an effort to execute on these efficiencies, on June 30, 2011, MREAS sold its equity interests in our advisor and our property manager to affiliates of CNL. In connection with that sale, the name of our Company has been changed to Global Growth Trust, Inc., effective as of June 30, 2011. In addition, to reflect that the ownership of our advisor and property manager is now vested solely in affiliates of CNL, our advisor’s name has been changed to CNL Global Growth Advisors, LLC and our property manager’s name has been changed to CNL Global Growth Managers, LLC. As a result of affiliates of CNL becoming the sole equity owners of our advisor and property manager, CNL Financial Group, LLC became the sole sponsor of our Company.

Affiliates of CNL and MREAS remain as sub-advisors to our advisor and as sub-property managers for our property manager (in the case of MREAS, “Macquarie Sub-advisor,” or “Macquarie Property Manager”). In addition, our advisor entered into a sub-advisory agreement with MGPA Advisory (Singapore) Pte Ltd (“MGPA Advisory,” “MGPA Sub-advisor,” or “MGPA Property Manager”). MGPA Advisory is a subsidiary of MGPA Limited. As previously noted in our Prospectus, MGPA Limited is an independently managed private equity real estate investment advisory company focused on real estate investment in Europe and Asia. Through its network of offices in Europe and Asia, MGPA Limited currently manages US$10 billion (as of December 31, 2010) in assets through those two regions. Its managed investments include development and redevelopment projects, joint-ventures and real estate operating companies in the office, retail, industrial, residential and hotel sectors. Macquarie Bank Limited, a subsidiary of Macquarie Group Limited, owns a joint venture interest in MGPA Limited and the senior management team of MGPA Limited owns the remaining joint venture interests. Matthew S. Banks, a member of our board of directors, is also a member of the board of directors of MGPA Limited.

The MGPA Sub-advisor will provide due diligence, acquisition, and brokerage services to our advisor primarily with respect to Asian and European properties. The Macquarie Sub-advisor, whose sub-advisory agreement with the advisor was concurrently modified, will provide such services primarily with respect to Australian properties, while the CNL Sub-advisor will provide such services primarily with respect to United States and Canadian properties. Each of the sub-advisor agreements between our advisor and its sub-advisors runs co-terminus with the advisory agreement, subject to an unlimited number of successive one-year renewals concurrent with one year renewals of the advisory agreement. In addition, each of the sub-advisory agreements may be terminated immediately by the sub-advisor or the advisor for certain other occurrences, among them being fraud, criminal conduct, willful misconduct or willful negligent breach of fiduciary duty by the sub-advisor, or a material breach of the sub-advisor agreement that is not cured within an applicable cure period after notice. As compensation for their services, our advisor will pay each sub-advisor a percentage of the fees our advisor receives from us or our Operating Partnership after deducting certain expenses and other payments made by our advisor. Subject to the restrictions on the reimbursement of expenses contained in our Advisory Agreement, our advisor also will reimburse each sub-advisor for all reasonable and necessary expenses incurred or paid by the sub-advisor in connection with the services performed for our advisor and we are responsible for reimbursing our advisor for their expenses.

Our property manager has entered into a sub-property management agreement with MGPA Advisory for the day-to-day management of properties that we may acquire in Asia and Europe, while our property manager also entered into an amended sub-property management agreement with the Macquarie Property Manager for the day-to-day management of properties that we may acquire in Australia. The CNL Property Manager will continue to focus its property management activities on properties located in the United States and Canada pursuant to its sub-property management agreement with our property manager. The provisions of the sub-property management agreements between our property manager and its sub-property managers are substantially the same as described in our Prospectus, with the exception that the Macquarie Property Manager and the MGPA Property Manager will be paid a property management fee in an amount equal to, unless otherwise agreed, the greater of (i) 4.3% of gross revenues of the properties they manage, and (ii) in the event a property has less than 50% of its leaseable space leased to one or more tenants, then an amount equal to 95.56% of the minimum management fee as such term is defined in the property management agreement between us and our property manager.

Our management believes that these changes facilitate a more efficient way to leverage the global real estate competency of MIRA and MGPA Limited while decreasing certain administrative costs of our Company. Our investment objectives and policies remain the same and no changes were made to our advisory agreement with our advisor or our property management agreement with our property manager. Although a CNL affiliate is the sole member of our advisor and as such has sole management authority for the advisor, the advisor’s investment committee was expanded to seven members and includes one member designated by the Macquarie Sub-advisor, two members designated by the MGPA Sub-advisor, and four members designated by our advisor. No investment can be made without the concurrent approval of one or more of the advisor’s designees to the investment committee. Matthew S. Banks remains a member of our board of directors, but he is no longer a member of the board of managers of our advisor. Mark D. Mullen and Lilian Wong resigned their positions as officers of the Company and the advisor effective April 7, 2011 and July 1, 2011, respectively. CNL and its affiliates continue to provide all back-office administration for the advisor and our Company, and the CNL, Macquarie and MGPA Sub-advisors and Property Managers will provide services pursuant to their respective agreements with our advisor and property manager.

Our advisor and property manager were originally formed as a joint venture between affiliates of CNL and MIRA for the purpose of jointly advising and managing our Company and our investments. Given the operational efficiencies that are produced with only one sponsor, CNL and MIRA have determined that it is in the best interest of our Company and our stockholders that management, administrative and investment responsibilities be functionally realigned while maintaining our investment objectives and policies. The ownership changes described in this report do not affect our investment objectives or strategies. We will continue to pursue global income oriented real estate investments by leveraging the value of the international real estate expertise of MIRA and its affiliates and related entities combined with the domestic real estate expertise of CNL.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles of Amendment to Second Articles of Amendment and Restatement of Global Growth Trust, Inc. (filed herewith).

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 1, 2011	GLOBAL GROWTH TRUST, INC.

By: /s/ Steven D. Shackelford Name: Steven D. Shackelford Title: Chief Financial Officer